                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                      PHOTRAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                              PHOTRAN CORPORATION
                              21875 GRENADA AVENUE
                           LAKEVILLE, MINNESOTA 55044

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JUNE 25, 1997

                             ---------------------

    The annual meeting of shareholders of Photran Corporation (the "Company") will be held at the Burnsville Holiday Inn, 14201 Nicollet Avenue South, Burnsville, Minnesota, on Wednesday, June 25, 1997 at 3:30 p.m., Central Standard Time, for the following purposes:

    1.  To elect one director.

    2. To act upon a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Accompanying the Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company's Annual Report.

    The Board of Directors has fixed the close of business on May 19, 1997 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. The Company's transfer books will not be closed.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Paul T. Fink, SECRETARY

Dated: May 22, 1997.

IMPORTANT: TO ASSURE THE NECESSARY REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE.

                              PHOTRAN CORPORATION
                              21875 GRENADA AVENUE
                           LAKEVILLE, MINNESOTA 55044

                              -------------------

                                PROXY STATEMENT
                                  MAY 22, 1997

                             ---------------------

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Photran Corporation (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, June 25, 1997, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to the shareholders began on or about May 29, 1997.

                                  SOLICITATION

    The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions; the Company will reimburse such organizations for their expenses.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

    Proxies will be voted in accordance with the choices specified by the shareholders by means of the ballot provided on the proxy. In the absence of such specification, the proxies will be voted "For" the nominee for director and the proposals set forth in the Notice of Annual Meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The record date for determining the shareholders entitled to vote at the annual meeting is May 19, 1997. At the close of business on that date, there were outstanding 5,154,392 shares of common stock, no par value, which is the only outstanding class of stock of the Company. Holders of common shares are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission (SEC). Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied.

           SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

    The following table contains information as of May 19, 1997 concerning the beneficial ownership of the Company's common shares by all directors and nominees, by all current directors and officers as a group, and by persons known to the Company to beneficially own more than 5% of its common shares. As of May 19, 1997, there were 5,154,392 shares of common stock outstanding; the common shares are the only voting securities of the Company.

                                                                          SHARES
                                                                        BENEFICIALLY  PERCENTAGE
NAME AND ADDRESS                                                         OWNED(1)      OWNERSHIP
----------------------------------------------------------------------  -----------  -------------
DIRECTORS AND OFFICERS(2):

Paul T. Fink(3).......................................................      10,000         *

Robert S. Clarke(4)...................................................      30,000         *

Steven King(5)........................................................     351,319       6.53  %

Frank Brantman(6).....................................................      21,000         *

All executive officers and directors
 as a group (4 persons)(7)............................................     412,319       7.61  %

------------------------
 *  Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the effective date of this filing, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder's name.

(2) The address of each director and officer of the Company is 21875 Grenada Avenue, Lakeville, MN 55044.

(3) Represents 10,000 shares of common stock issuable pursuant to currently exercisable options.

(4) Represents 30,000 shares of common stock issuable pursuant to currently exercisable options.

(5) Includes (i) 30,000 shares of common stock issuable pursuant to currently exercisable options, (ii) 95,000 shares of common stock issuable pursuant to currently exercisable warrants, and (iii) 100,000 shares issuable upon conversion of outstanding promissory notes.

(6) Includes 20,000 shares of common stock issuable pursuant to currently exercisable options.

(7) Includes 265,000 shares issuable pursuant to currently exercisable options and warrants, and upon conversion of outstanding promissory notes.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
                           1.  ELECTION OF DIRECTORS

    At the forthcoming annual meeting, one person is to be elected to the Company's Board of Directors, to hold office until the annual meeting of shareholders in 2000 or until his successor is duly elected and qualified. The Company's By-Laws provide for a Board of Directors of not fewer than two directors. The Board is divided into three classes with directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. The Company's By-Laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Proxies will be voted for the election of all nominees unless you direct otherwise. Should the nominee decline or be unable to accept such nomination or to serve as a director (an event which management does not now expect to occur), proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons acting under them.

    At the forthcoming annual meeting, one person who is currently a director of the Company is nominated to be elected to the Company's Board of Directors. The incumbent director, Frank Brantman, has been nominated for a three-year term, expiring at the 2000 Annual Meeting. Three other directors have terms of office that do not expire at this time, and each will continue to serve his full term.

    Information concerning the person nominated for election as a director, as well as those continuing in office, is set forth below.

NAME                         AGE                                 POSITION
-----------------------      ---      --------------------------------------------------------------
Paul T. Fink                     41   Vice President -- Finance and Administration, Chief Financial
                                      Officer, Secretary, Treasurer, Director
Robert S. Clarke(1)(3)           53   Director
Steven King(2)(3)                51   Director
Frank Brantman(1)                52   Director

------------------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating Committee.

    Robert S. Clarke and Steven King serve in a class with a term expiring in 1998; Paul T. Fink serves in a class with a term expiring in 1999. Frank Brantman was elected as a director in October 1996 by a unanimous vote of the Board. Officers serve at the discretion of the Board. There is no family relationship between any officers or directors of the Company.

    PAUL T. FINK has been employed by the Company since January 1995. Mr. Fink joined the Company as Controller, was named Chief Financial Officer in February 1996 and was elected as a Director in March 1996. Prior to joining the Company, Mr. Fink was employed as the Chief Financial Officer of Vomela Specialty Company, St. Paul, Minnesota, from 1989 to 1994 and Com-Tal Machine and Engineering, Vadnais Heights, Minnesota, from 1984 to 1989. Mr. Fink was employed by McGladrey & Pullen, Certified Public Accountants, as an auditor from 1980 to 1984. Mr. Fink holds a Bachelor of Science degree in Accounting from the University of Minnesota, a Masters of Business Administration degree in Financial Management from the University of St. Thomas, and is also a Certified Public Accountant.

    ROBERT S. CLARKE has been a director of the Company since March 1993. Since 1981 Mr. Clarke has been the President of Alpen, Inc., Boulder, Colorado, a leading manufacturer of architectural insulating glass. Since 1991 Mr. Clarke has also been President, Chairman and a director of Vac-Tec Systems, Inc., a public company involved in the manufacture of high performance windows utilizing suspended vacuum-coated films.

    STEVEN KING has been a director of the Company since May 1993. Since 1986 Mr. King has been Chairman and CEO of Landscape Structures, Inc., of Delano, Minnesota, a company that creates and manufactures innovative play structures promoting early childhood development. Mr. King is also a registered architect.

    FRANK BRANTMAN has been a director of the Company since October 1996. Since 1988 he has been president of Leaf Industries, Inc., Minneapolis, Minnesota, a contract manufacturer. Mr. Brantman is also executive vice president and director of BMB, Inc., a Lake Forest, Illinois, medical products company. Mr. Brantman has significant private and public board experience.

    The Board of Directors held four (4) meetings in fiscal 1996. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served.

    The Board of Directors presently has three committees:

    The Audit Committee, which presently consists of Frank Brantman (Chair) and Robert S. Clarke, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held one (1) meeting during 1996.

    The Compensation Committee, which presently consists of Steven King, is responsible for developing a plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, retain and inspire the performance of executive, managerial and other key personnel. The Compensation Committee held one (1) meeting during 1996.

    The Nominating Committee, which presently consists of Steven King and Robert
S. Clarke, is responsible for nominating candidates for vacancies on the Board. The Nominating Committee will consider nominees recommended by shareholders under procedures set forth in the Company's By-Laws. Section 3.17 of Article III of the By-Laws provides that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or it Nominating Committee. A shareholder wishing to nominate a candidate for director at an annual meeting of shareholders must do so no later than sixty days prior to the end of the Company's fiscal year preceding the year in which such annual meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (a) all information about the nominee which may be required to be provided with any proxy or information statement pursuant to the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder; (b) a completed copy of the questionnaire required by the Corporation for all director nominees, executed by the nominee; (c) a statement signed by the nominee consenting to his nomination and agreeing, if elected, to serve as a director of the Corporation; and (d) if submitted by a shareholder, appropriate evidence that the person submitting the nomination is a shareholder of the Corporation. The Nominating Committee held one (1) meeting in 1996.

    THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE UNLESS YOU DIRECT OTHERWISE.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's former Chief Executive Officer. No employee of the Company received salary and bonus in excess of $100,000 for the covered periods:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                     ANNUAL      -------------
                                                  COMPENSATION    SECURITIES
                                                  -------------   UNDERLYING
NAME AND PRINCIPAL POSITION         FISCAL YEAR      SALARY       OPTIONS(2)
---------------------------------  -------------  -------------  -------------
David E. Stevenson                     1996         $  86,719         --
  Former Chief Executive               1995            81,560        25,000(3)
  Officer and Chairman(1)              1994            79,221         --

------------------------
(1) Resigned in March 1997.

(2) Number of shares of Common Stock subject to options granted during the year indicated.

(3) Options to purchase 25,000 shares were granted to Mr. Stevenson as part of his 1995 compensation as an officer and employee of the Company.

EMPLOYMENT AGREEMENT

    The Company entered into an employment agreement with David E. Stevenson, its former Chief Executive Officer, for a five-year term ending December 31, 1997. The agreement provided for a maximum base compensation of $120,000 per year if certain financial performance goals, as set by the Company's Board of Directors, were met. The agreement also provided for the issuance of options, at the discretion of the Board of Directors, for the purchase of the Company's common stock. As of December 31, 1995, options to purchase 25,000 shares of the Company's common stock had been issued to Mr. Stevenson pursuant to this agreement. The agreement also provided for an annual incentive bonus in the event the Company had earnings before taxes in excess of 30% of shareholders' equity at the last day of the fiscal year. Mr. Stevenson never received any annual incentive bonuses. Mr. Stevenson is required by the agreement to maintain confidentiality of all Company trade secrets and upon termination is prohibited from participating in a competing venture for a period of two years. Mr. Stevenson resigned on March 19, 1997 and he is not entitled to any continuing compensation or severance payments.

STOCK OPTIONS

    On December 15, 1992, the Board of Directors and shareholders of the Company adopted the 1992 Stock Option Plan (the "Plan") in order to provide for the granting of stock purchase options to employees and officers of the Company. The Plan permits the granting of incentive stock options meeting the requirements of
Section 422A of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of such section. As amended by the Board of Directors and approved by the shareholders in February of 1996, the Company has reserved 625,000 shares of its common stock for issuance upon the exercise of options granted under the Plan. As of the date of this report, the Company has outstanding options to purchase an aggregate of 151,250 shares under the Plan.

OPTIONS GRANTED FOR THE YEAR ENDED DECEMBER 31, 1996

    No options were granted to a named executive officer during the year ended December 31, 1996.

AGGREGATE OPTION VALUES AT DECEMBER 31, 1996.

    The following table sets forth certain information at December 31, 1996, as to options held by the Company's former Chief Executive Officer:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                          NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                OPTIONS AT                 IN-THE-MONEY
                                 12/31/96              OPTIONS AT 12/31/96
                        --------------------------  --------------------------
NAME                    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  -----------  -------------  -----------  -------------
David E. Stevenson         25,000(1)      --         $     0(2)       --

------------------------

(1) Options expire if not exercised within 90 days of termination of employment. Mr. Stevenson's employment was terminated on March 19, 1997.

(2) The value of exercisable options is equal to the difference between the December 31, 1996 market price per share and the option exercise price per share multiplied by the number of shares subject to options.

COMPENSATION OF DIRECTORS

    Directors were not paid fees for attending meetings in 1996. All directors are reimbursed for their travel expenses incurred in attending Board meetings.

    On March 1, 1995, the Board of Directors granted currently exercisable options to purchase 5,000 shares of Common Stock at $4.00 per share to each of three outside members of the Board of Directors (for options to purchase an aggregate of 15,000 shares of Common Stock) as compensation for prior service to the Company. On the same date, the Board of Directors also granted options to purchase 15,000 shares of Common Stock at $4.00 per share to each of three outside members of the Board of Directors (for options to purchase an aggregate of 45,000 shares of Common Stock) as compensation for each outside director's then current three-year term. These 45,000 options vest ratably over a three-year period commencing March 15, 1996. All options expire ten years after the date of grant. Options for 10,000 shares expired in March 1996 upon the resignation of one of the outside directors. This director, who is a sitting judge, resigned prior to the Company's initial public offering due to an ethical conflict of interest relating to a judge serving on the board of a public company. No options were granted to directors in 1996.

                              CERTAIN TRANSACTIONS

LOANS FROM DIRECTOR

    Steven King, a director of the Company, made a loan to the Company in the original principal amount of $1.5 million on May 1, 1995 for working capital and general corporate purposes. The note issued in connection with the loan bore interest from the date of issue at an annual rate of 3.75% in excess of the "Reference Rate" announced from time to time by First Bank National Association, and was secured by substantially all equipment and intellectual property of the Company. The note was subject to periodic payments of principal and accrued interest. The note was prepaid without penalty in June 1996.

    In connection with this loan, warrants to purchase up to 75,000 shares of common stock were issued to Mr. King. The warrants are exercisable at any time after April 30, 1996, and expire on May 1, 2003. The exercise price of these warrants is $4.00 per share. The warrants provide for the automatic adjustment of the number of shares issuable upon exercise of the warrants, and of the exercise price, in certain events, including stock dividends, stock splits, reorganizations, reclassifications and the merger, consolidation or sale of all or substantially all of the assets of the Company. The warrants grant certain registration rights with respect to the stock issuable upon exercise of the warrants in the event the Company proposes to register any shares of its common stock under the Securities Act of 1993. These registration rights are not applicable under certain circumstances.

                            2.  APPROVAL OF AUDITORS

    Deloitte & Touche LLP, independent certified public accountants, have been the auditors of the Company since 1992. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

    Audit services performed by Deloitte & Touche LLP for the year ended December 31, 1996 consisted of the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission. All services rendered by Deloitte & Touche LLP are reviewed and approved by the Board of Directors. The Board of Directors has not specifically considered the independence of the auditors in relation to the services rendered, but the auditors have informed the Company that neither the firm nor any of its partners holds any financial interest in the securities of the Company.

    Representatives of Deloitte & Touche LLP are expected to attend this annual meeting with the opportunity to make a statement if they desire. They will be available to respond to questions.

    The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP and the enclosed proxy will be so voted unless a contrary vote is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RETENTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                               3.  OTHER MATTERS

    Management does not know of any other business which will be presented for consideration at the meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                           PROPOSALS BY SHAREHOLDERS

    Any proposal that a shareholder intends to present at the 1998 Annual Meeting must be received by the Company no later than January 23, 1998 for inclusion in the 1998 Notice of Annual Meeting, Proxy Statement, and form of proxy.

                                  FORM 10-KSB

    The Company will provide each person whose proxy is solicited, upon the written request of any such person, a copy of its annual report on Form 10-KSB as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules required to be filed with the Commission. Such written request should be directed to Paul T. Fink, Corporate Secretary, Photran Corporation, 21875 Grenada Avenue, Lakeville, Minnesota 55044.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul T. Fink, SECRETARY

Dated: May 22, 1997.

                              PHOTRAN CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 25, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHOTRAN
                                  CORPORATION

    The undersigned hereby appoints Paul T. Fink and Steven King, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Photran Corporation held of record by the undersigned on May 19, 1997 at the Annual Meeting of Shareholders of Photran Corporation to be held at 3:30 p.m. on Wednesday, June 25, 1997, at the Holiday Inn Burnsville, 14201 Nicollet Avenue South, Burnsville, Minnesota, and any adjournment thereof.

1.  ELECTION OF DIRECTORS:
    ________ VOTE FOR the nominee listed below UNLESS I have struck him by a line through his name.

FRANK BRANTMAN

    ________ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. PROPOSAL TO RATIFY AND APPROVE the selection of Deloitte & Touche LLP as independent auditors for the current fiscal year.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" THE DIRECTOR NAMED IN ITEM 1 AND "FOR" PROPOSAL 2.

    The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.
                                          ______________________________________
                                          Signature
                                          ______________________________________
                                          Signature if held jointly
                                          Dated: _________________________, 1997
                                          (Please date this Proxy)

                                          (Please sign exactly as your name
                                          appears to the left. When shares are
                                          held by joint tenants, both should
                                          sign. When signing as executor,
                                          administrator, attorney, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign in
                                          full corporate name by president or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by an authorized
                                          person.)

                    PLEASE SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE